UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 11, 2025

Tenaya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40656	81-3789973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Boulevard, Suite 500

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 825-6990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	TNYA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2025, Tenaya Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC and Piper Sandler & Co., as representatives (the “Representatives”) of the underwriters listed therein (the “Underwriters”), relating to the issuance and sale in a firm commitment underwritten public offering (the “Offering”) of 50,000,000 units (the “Units”), at a public offering price of $1.20 per Unit, consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”, and such shares, the “Shares”) and one warrant to purchase one share of Common Stock at an exercise price of $1.50 per share that is exercisable for a period of five years from the date of issuance (a “Warrant”). Under the terms of the Underwriting Agreement, the Underwriters have agreed to purchase the Units from the Company at a price of $1.128 per share. All of the Units in the Offering are being sold by the Company. The Shares and the Warrants comprising the Units will be immediately separable upon issuance and will be issued separately in the Offering.

Gross proceeds from the Offering before deducting underwriting discounts and commissions and other offering expenses payable by the Company are expected to be approximately $60 million. The Offering is expected to close on December 15, 2025, subject to the satisfaction of customary closing conditions.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-286005) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2025 and declared effective by the SEC on March 31, 2025.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties. in addition, subject to certain exceptions, the Company, its officers and directors and certain other holders of the Common Stock have agreed not to offer, sell, transfer, or otherwise dispose of any shares of Common Stock during the 60-day period following the date of the Underwriting Agreement, without first obtaining the written consent of the Representatives.

The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. The Warrants will be exercisable on or after the date of issuance until five years from the date of issuance. The Warrants will be exercisable, in the holder’s discretion, by (i) payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise or (ii) in the event that there is no effective registration statement registering the shares of Common Stock underlying the Warrants at the time of such exercise, a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the applicable Warrant. Under the Warrants, the Company may not effect the exercise of any Warrant, and a holder will not be entitled to exercise any portion of any Warrant that, upon giving effect to such exercise, would cause (a) the aggregate number of shares of Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or, at the election of the holder prior to the issuance of the Warrant, 9.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise or (b) the combined voting power of the Company’s securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% or, at the election of the holder prior to the issuance of the Warrant, 9.99% of the combined voting power of all of the Company’s securities immediately outstanding after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% (or, at the election of the holder prior to the issuance of such warrant, 9.99%) upon at least 61 days’ notice to the Company.

In the event of certain fundamental transactions, a holder of Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Warrants immediately prior to the fundamental transaction without regard to any limitations on exercise contained in the Warrants.

The foregoing descriptions of the terms of the Underwriting Agreement and the Warrants do not purport to be complete and are each qualified in their entirety by reference to the Underwriting Agreement and the Form of Warrant, respectively, which are filed as Exhibit 1.1 and Exhibit 4.1 hereto and are incorporated herein by reference.

A copy of the opinion of Wilson Sonsini Goodrich & Rosati, P.C. relating to the validity of the Shares, the Warrants, and the shares underlying the Warrants is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the pricing of the Offering is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information reported under Item 7.01 in this Current Report on Form 8-K, and Exhibit 99.1 attached hereto are being “furnished” and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Certain of the statements made in this report are forward looking, such as those, among others, relating to the Company’s expectations regarding the size, terms, timing and completion of the Offering and the expected gross proceeds. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the Offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the Offering. More information about the risks and uncertainties faced by the Company is contained under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2025. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

1.1	Underwriting Agreement between the Company, Leerink Partners LLC and Piper Sandler & Co., dated as of December 11, 2025.

4.1	Form of Warrant.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included with the opinion filed as Exhibit 5.1).

99.1	Press Release dated December 11, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENAYA THERAPEUTICS, INC.

	By:	/s/ Jennifer Drimmer Rokovich
Jennifer Drimmer Rokovich
General Counsel and Secretary

Date: December 12, 2025